FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL BOARD OF DIRECTORS APPOINTS
MATTHEW POLLICK AS CHIEF OPERATING OFFICER

Troy, Michigan, November 12, 2019 - Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, announced today that the Company's Board of Directors appointed Matthew Pollick as Chief Operating Officer.
Terry Gohl, Horizon Global’s Chief Executive Officer, stated, “We are pleased to announce Matt as Horizon Global’s Chief Operating Officer. Matt is a proven leader with broad automotive industry experience, as well as significant operational, engineering and plant management expertise. We are excited to welcome a leader of Matt’s caliber to the team and we look forward to his immediate impact on the business. “
John Kennedy, Horizon Global’s Board Chair remarked, “As a Company, we are committed to attracting and retaining top-level talent. We expect Matt’s addition to the team to accelerate our many business improvement initiatives in both our Americas and Europe-Africa business segments."
Kennedy added, “We remain focused on delivering best-in-class towing and trailering solutions to our customers and maximizing long-term value for the benefit of our shareholders, our employees and all of our stakeholders.”
Prior to joining Horizon Global, Pollick served as Executive Vice President of Industrial Management for Gestamp North America (“Gestamp”), a company dedicated to the design, development and manufacture of metal automotive components, from September 2016 to November 2019. During his tenure at Gestamp, Matt opened five new plants and supported the launch of over $1B in annual new business for Gestamp. From April 2014 to September 2016, as General Manager of Bowling Green Metalforming, a subsidiary of Magna International, a leading global automotive mobility technology and automotive parts supplier (“Magna”), Matt implemented cost savings through material utilization (MUDD) improvements and reduced working capital through inventory reductions by optimizing operational processes. Prior to joining Magna, from April 2002 to April 2014, Matt held roles of increasing responsibility at Tower International, a leading manufacturer of engineered automotive structural metal components and assemblies, ultimately serving as its Director of Operations.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage our employees and create value for our shareholders. Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Reese, Tekonsha, and Westfalia. Horizon Global has approximately 4,200 employees in 37 facilities across 15 countries. For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s leverage; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt; the Company’s ability to maintain compliance with the New York Stock Exchange’s continued listing standards; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.